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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Eastman Kodak Company of our report dated January 15, 2001 relating to the consolidated financial statements, which appears in Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 2000 and Form 10-K/A filed May 7, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Rochester, New York

December 18, 2001